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                                                                    EXHIBIT 3.26

                            ARTICLES OF INCORPORATION
                                       OF

                           ERVIN'S TRASH SERVICE, INC.

STATE OF OKLAHOMA   )
                    )ss.
COUNTY OF TULSA     )


          TO:  The Secretary of the State of Oklahoma;

          I, the undersigned Incorporator,

               George M. Miles
               406 South Boulder, Suite 220
               Tulsa, Oklahoma 74103

being a person legally competent to enter into contracts, for the purpose of forming a corporation under "The General Corporation Act", of the State of Oklahoma, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE ONE

          The name of the corporation is "Ervin's Trash Service, Inc."

                                   ARTICLE TWO

          The address of its registered office in the State of Oklahoma is 201 Robert S. Kerr Ave., Oklahoma City, Oklahoma and the name of its registered agent at such address is James E. Britton.


                                  ARTICLE THREE

          The duration of the corporation is perpetual.

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                                  ARTICLE FOUR

          The purposes for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

          The foregoing statement of purpose shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in no way limited or restricted by any term or provisions of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of and in addition to and not in limitation of said general powers.

                                  ARTICLE FIVE

          The aggregate number of shares which the corporation shall have authority to allow is 500 divided into one class. The designation of the class, number of shares and par value of the shares are as follows:

               CLASS            COMMON            PAR VALUE
               --------------------------------------------
               Common           500               $   1.00/share

                                                  $   500.00

                                   ARTICLE SIX

          The amount of stated capital with which it will begin business is $500.00 which has been fully paid.

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                                  ARTICLE SEVEN

          The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefore, are

                                                     CONSIDERATION
CLASS OF SHARE             NUMBER OF SHARES          TO BE RECEIVED
-------------------------------------------------------------------
Common                           500                    $ 100.00

                                  ARTICLE EIGHT

          The number of directors to be elected at the first meeting of the shareholders is one (1).

                                  ARTICLE NINE

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a)  To adopt, amend or repeal the Bylaws of the corporation.

          (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation.

          (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extend provided in the resolution or in the Bylaws of the corporation, shall

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have and may exercise the powers of the Board of Directors in the management of the business aril affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member

          (e) When and as authorized by the affirmative vote of the holders of a majority of stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporation franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

                                   ARTICLE TEN

          Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

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                                 ARTICLE ELEVEN

          To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

                                 ARTICLE TWELVE

          The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

                                ARTICLE THIRTEEN

          In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

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                                ARTICLE FOURTEEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Article of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

                                 ARTICLE FIFTEEN

          The powers of the incorporators are to terminate upon the filing of the article of incorporation and the name and mailing address of the person to serve as director is as follows

               Jack E. Branson
               Route 2, Box 272
               Beggs, Oklahoma 74421

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 22nd day of September, 1995.

                                                 /s/ George Miles
                                                 --------------------------
                                                 GEORGE MILES

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STATE OF OKLAHOMA   )
                    ) ss.
COUNTY OF TULSA     )

          Before me, a Notary Public in and for said County and State on this 20th day of September, 1995, personally appeared GEORGE M MILES, to me known to be the identical person who executed the above and foregoing Articles of Incorporation and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year above written.

                                                   /s/ Laura Berardi
                                                   --------------------------
                                                   Notary Public

My Commission Expires:

November 22, 1998

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